                                        BYLAWS

                                          OF

                                TI-INACQUISITION CORP.


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                                  TABLE OF CONTENTS


                                                                            Page

ARTICLE 1:  OFFICES.......................................................  1
    1.01    REGISTERED OFFICE AND AGENT...................................  1
    1.02    OTHER OFFICES.................................................  1

ARTICLE 2:  SHAREHOLDERS..................................................  1
    2.01    PLACE OF MEETINGS.............................................  1
    2.02    ANNUAL MEETINGS...............................................  1
    2.03    VOTING LIST...................................................  1
    2.04    SPECIAL MEETINGS..............................................  1
    2.05    NOTICE OF MEETINGS............................................  2
    2.06    QUORUM........................................................  2
    2.07    VOTE REQUIRED.................................................  2
    2.08    METHOD OF VOTING..............................................  2
    2.09    RECORD DATE; CLOSING TRANSFER BOOKS...........................  3
    2.10    ORDER OF BUSINESS AT MEETINGS.................................  3

ARTICLE 3:  DIRECTORS.....................................................  3
    3.01    MANAGEMENT....................................................  3
    3.02    NUMBER; QUALIFICATION; ELECTION; TERM.........................  3
    3.03    CHANGE IN NUMBER..............................................  4
    3.04    REMOVAL.......................................................  4
    3.05    VACANCIES.....................................................  4
    3.06    ELECTION OF DIRECTORS.........................................  4
    3.07    PLACE OF MEETINGS.............................................  4
    3.08    FIRST MEETINGS................................................  5
    3.09    REGULAR MEETINGS..............................................  5
    3.10    SPECIAL MEETINGS..............................................  5
    3.11    QUORUM; MAJORITY VOTE.........................................  5
     3.12 COMPENSATION....................................................  5
     3.13 PROCEDURE.......................................................  5
     3.14 INTERESTED DIRECTORS AND OFFICERS...............................  5
     3.15 PRESUMPTION OF ASSENT...........................................  6

ARTICLE 4:  COMMITTEES....................................................  6
     4.01 DESIGNATION.....................................................  6
     4.02 NUMBER; QUALIFICATION; TERM.....................................  7
     4.03 AUTHORITY.......................................................  7
     4.04 CHANGE IN NUMBER................................................  8
     4.05 REMOVAL.........................................................  8


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                                                                          Page

     4.06 VACANCIES.......................................................  8
     4.07 MEETINGS........................................................  8
     4.08 QUORUM; MAJORITY VOTE...........................................  8
     4.09 COMPENSATION....................................................  8
     4.10 PROCEDURE.......................................................  8
     4.11 RESPONSIBILITY..................................................  8

ARTICLE 5:  PROVISIONS RELATING TO MEETINGS...............................  8
     5.01 NOTICE OF MEETINGS..............................................  9
     5.02 WAIVER OF NOTICE................................................  9
     5.03 TELEPHONE AND SIMILAR MEETINGS..................................  9
     5.04 ACTION WITHOUT MEETING..........................................  9

ARTICLE 6:  OFFICERS AND AGENTS........................................... 10
     6.01 NUMBER; QUALIFICATION; ELECTION; TERM........................... 10
     6.02 REMOVAL......................................................... 10
     6.03 VACANCIES....................................................... 10
     6.04 AUTHORITY....................................................... 10
     6.05 COMPENSATION.................................................... 10
     6.07 PRESIDENT....................................................... 11
     6.08 VICE PRESIDENTS................................................. 11
     6.09 SECRETARY....................................................... 11
     6.10 ASSISTANT SECRETARIES........................................... 12
     6.11 TREASURER....................................................... 12
     6.12 ASSISTANT TREASURERS............................................ 12

ARTICLE 7:  CERTIFICATES AND SHAREHOLDERS................................. 12
     7.01 CERTIFICATED AND UNCERTIFICATED SHARES.......................... 12
     7.02 CERTIFICATES FOR CERTIFICATED SHARES............................ 13
     7.03 ISSUANCE........................................................ 13
     7.04 PAYMENT FOR SHARES.............................................. 13
     7.05 SUBSCRIPTIONS................................................... 13
     7.06 LOST, STOLEN OR DESTROYED CERTIFICATES.......................... 14
     7.07 TRANSFER OF SHARES.............................................. 14
     7.08 REGISTERED OWNER................................................ 14

ARTICLE 8: INDEMNIFICATION................................................ 14
     8.01 INDEMNIFICATION................................................. 14

ARTICLE 9:  GENERAL PROVISIONS............................................ 14
     9.01 DISTRIBUTIONS AND SHARE DIVIDENDS............................... 14


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                                                                          Page

     9.02 BOOKS AND RECORDS............................................... 15
     9.03 CHECKS AND NOTES................................................ 15
     9.04 FISCAL YEAR..................................................... 15
     9.05 SEAL............................................................ 15
     9.06 RESIGNATION..................................................... 15
     9.07 AMENDMENT OF BYLAWS............................................. 15
     9.08 CONSTRUCTION.................................................... 16



                                         iii
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                                        BYLAWS

                                          OF

                               TI-IN ACQUISITION CORP.


                                 ARTICLE 1:  OFFICES

     1.01 REGISTERED OFFICE AND AGENT. The registered office and registered agent of the corporation shall be as designated from time to time by the appropriate filing by the corporation in the office of the Secretary of State of the State of Texas.

     1.02 OTHER OFFICES. The corporation may also have offices at other places in or out of the State of Texas as the board of directors may determine or as the business of the corporation may require.


                               ARTICLE 2:  SHAREHOLDERS

     2.01 PLACE OF MEETINGS. Meetings of shareholders shall be held at the time and place, in or out of the State of Texas, as stated in any notice of a meeting or in a waiver of such notice.

    2.02 ANNUAL MEETINGS. Annual meetings of the shareholders shall be held at a time, day and month to be selected by the corporation's board of directors. At an annual meeting, the shareholders shall elect directors and transact such other business as may properly be brought before the meeting.

     2.03 VOTING LIST. At least ten (10) days before each meeting of shareholders, a complete list of shareholders entitled to vote at the meeting, arranged in alphabetical order, with the address of each and the number of voting shares held by each, shall be prepared by the officer or agent having charge of the stock transfer books. The list, for a period of ten (10) days prior to the meeting, shall be kept on file at the registered office or principal place of business of the corporation and shall be subject to inspection by any shareholder at any time during usual business hours. The list shall also be produced and kept open at the time and place of the meeting, and shall be subject to the inspection of any shareholder during the whole time of the meeting.


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     2.04 SPECIAL MEETINGS.  Special meetings of the shareholders, unless otherwise prescribed by statute, the articles of incorporation, or these bylaws, may be called by the president, the board of directors, or the holders of not less than the percentage of all the shares entitled to vote at the meeting as required by law to call such a meeting. Business transacted at a special meeting shall be confined to the purpose or purposes stated in the notice of such meeting.

     2.05 NOTICE OF MEETINGS. Written or printed notice stating the place, day and hour of a meeting and, in case of a special meeting, the purpose or purposes for which such meeting is called, shall be delivered not less than ten
(10) nor more than sixty (60) days before the date of the meeting, either personally or by mail, by or at the direction of the president, the secretary, or the officer or person calling the meeting, to each shareholder entitled to vote at the meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail addressed to the shareholder at his address as it appears on the stock transfer records of the corporation, with postage thereon prepaid.

     2.06 QUORUM. Unless otherwise provided for in the articles of incorporation, the holders of a majority of the shares issued and outstanding and entitled to vote at a meeting of the shareholders, present in person or represented by proxy, shall be the requisite number of such shareholders and shall constitute a quorum for the transaction of business. Unless otherwise provided in the articles of incorporation or these bylaws, once a quorum is present at a meeting of shareholders, the shareholders represented in person or by proxy at the meeting may conduct such business as may be properly brought before the meeting until it is adjourned, and the subsequent withdrawal from the meeting of any shareholder or the refusal of any shareholder represented in person or by proxy to vote shall not affect the presence of a quorum at the meeting. Unless otherwise provided in the articles of incorporation or these bylaws, the shareholders represented in person or by proxy at a meeting of shareholders at which a quorum is not present may adjourn such meeting until such time and to such place as may be determined by a vote of the holders of a majority of the shares represented in person or by proxy at such meeting.

     2.07 VOTE REQUIRED. With respect to any matter, other than the election of directors or a matter for which the affirmative vote of the holders of a specified portion of the shares entitled to vote is required by statute, the affirmative vote of the holders of a majority of the shares entitled


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to vote on any such matter and represented in person or by proxy at a meeting of shareholders at which a quorum is present shall be the act of the shareholders.

     2.08 METHOD OF VOTING. Except as otherwise provided in the articles of incorporation, each outstanding share, regardless of class, shall be entitled to one vote on each matter submitted to a vote at a meeting of shareholders.
At any meeting of the shareholders, any shareholder having the right to vote may vote either in person or by proxy executed in writing by the shareholder. A telegram, telex cablegram, or similar transmission by the shareholder, or a photographic, photostatic, facsimile, or similar reproduction of a writing executed by the shareholder, shall be treated as an execution in writing. No proxy shall be valid after eleven (11) months from the date of its execution, unless otherwise provided in such proxy. Each proxy shall be revocable unless the proxy form conspicuously states that the proxy is irrevocable and the proxy is coupled with an interest as provided by applicable law. Each proxy shall be filed with the secretary of the corporation prior to or at the time of the meeting. Voting for directors shall be in accordance with Section 3.06 of these bylaws. Any vote may be taken by voice or by show of hands unless someone entitled to vote objects, in which case written ballots shall be used.

     2.09 RECORD DATE; CLOSING TRANSFER BOOKS. The board of directors may fix in advance a record date for the purpose of determining shareholders entitled to notice of, or to vote at, a meeting of the shareholders or any reconvening thereof, or entitled to receive a distribution by the corporation or a share dividend, or in order to make a determination of shareholders for any other proper purpose, the record date to be not less than ten (10) nor more than sixty (60) days prior to the meeting; or the board of directors may close the stock transfer records for such purpose for a period of not less than ten (10) nor more than sixty (60) days prior to such meeting. In the absence of any action by the board of directors, the date upon which the notice of the meeting is mailed, or the date on which the resolution of the board of directors declaring such distribution or share dividend is declared, shall be the record date.

     2.10 ORDER OF BUSINESS AT MEETINGS. The order of business at all meetings of shareholders shall be as determined by the chairman


                                          3
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of the meeting, but the order of business to be followed at any meeting, other than a special meeting, at which a quorum is present may be changed by a majority of the votes cast at such meeting by the shareholders present in person or represented by proxy and entitled to vote at the meeting. With respect to special meetings, only business within the purpose or purposes described in the notice of the special meeting may be conducted at a special meeting of the shareholders.


                                ARTICLE 3:  DIRECTORS

     3.01 MANAGEMENT. The business and affairs of the corporation shall be managed under the direction of the board of directors[who may exercise all such powers of the corporation and do all such lawful acts and things as are not (by statute or by the articles of incorporation or by these bylaws) directed or required to be exercised or done by the shareholders.

     3.02 NUMBER; QUALIFICATION; ELECTION; TERM.  The board of directors
shall consist of not less than one (1) nor more than [             ] directors,
and within that maximum and minimum shall be such number as shall be from time to time specified by resolution of the board of directors; provided, however, no director's term shall be shortened by reason of a resolution reducing the number of directors; and further provided that the number of directors constituting the initial board of directors shall be as provided in the articles of incorporation and shall remain at such number unless and until changed by resolution of the board of directors. The directors shall be elected at the annual meeting of the shareholders, except as provided in Sections 3.03 and 3.05 hereof. Each director elected shall hold office until his successor shall be elected and shall qualify.

     3.03 CHANGE IN NUMBER. The number of directors may be increased or decreased from time to time by amendment to these bylaws but no decrease shall have the effect of shortening the term of any incumbent director. Any directorship to be filled by reason of an increase in the number of directors may be filled by the board of directors for a term of office continuing only until the election of one or more directors by the shareholders or may be filled by election at an annual meeting or at a special meeting of shareholders called for that purpose; provided, however, the board of directors may fill no more than two such directorships during


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the period between any two annual meetings of shareholders.  Notwithstanding the provisions of this Section 3.03 to the contrary, whenever the holders of any class or series of shares are entitled to elect one or more directors by the provisions of the articles of incorporation, any vacancies in such directorships and any newly created directorships of such class or series to be filled by reason of an increase in the number of such directors may be filled by the affirmative vote of a majority of the directors elected by such class or series then in office or by a sole remaining director so elected, or by the vote of the holders of the outstanding shares of such class or series, and such directorships shall not in any case be filled by the vote of the remaining directors or the holders of the outstanding shares as a whole unless otherwise provided in the articles of incorporation.

    3.04 REMOVAL. Any director may be removed either for or without cause at any special or annual meeting of shareholders, by the affirmative vote of a majority in number of shares of the shareholders present, in person or by proxy, at such meeting and entitled to vote for the election of such director if notice of intention to act upon such matter shall have been given in the notice calling such meeting.

     3.05 VACANCIES. Subject to the provisions of Section 3.03 and 3.04, any vacancy occurring in the board of directors (by death, resignation, removal or otherwise) may be filled by the affirmative vote of a majority of the remaining directors though less than a quorum of the board of directors. A director elected to fill a vacancy shall be elected for the unexpired term of his predecessor in office.

     3.06 ELECTION OF DIRECTORS. Unless otherwise provided in the articles of incorporation, directors shall be elected by a plurality of the votes cast by the holders of shares entitled to vote in the election of directors at a meeting of shareholders at which a quorum is present.

     3.07 PLACE OF MEETINGS. Meetings of the board of directors, regular or special, may be held in or out of the State of Texas.

     3.08 FIRST MEETINGS. The first meeting of a newly elected board of directors shall be held without further notice immediately following the annual meeting of shareholders, and at the same


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place, unless by unanimous consent of the directors then elected and serving, the time or place is changed.

     3.09 REGULAR MEETINGS. Regular meetings of the board of directors may be held without notice at such time and place as shall from time to time be determined by the board.

     3.10 SPECIAL MEETINGS. Special meetings of the board of directors may be called by the chairman of the board or president on five (5) days' notice to each director, either personally, by mail, telegram or telefax. Special meetings shall be called by the president or secretary in like manner and on like notice upon the written request of two directors. Except as otherwise expressly provided by statute, the articles of incorporation, or these bylaws, neither the business to be transacted at, nor the purpose of, any special meeting need be specified in a notice or waiver of notice.

     3.11 QUORUM; MAJORITY VOTE. At meetings of the board of directors a majority of the number of directors fixed by these bylaws (less any unfilled vacancies) shall constitute a quorum for the transaction of business. The act of a majority of the directors present at a meeting at which a quorum is present shall be the act of the board of directors, except as otherwise specifically provided by statute, the articles of incorporation, or these bylaws. If a quorum is not present at a meeting of the board of directors, the directors present may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present.

     3.12 COMPENSATION. By resolution of the board of directors, the directors may be paid their expenses, if any, of attendance at each meeting of the board of directors and may be paid a fixed sum for attendance at each meeting of the board of directors or a stated salary as director. No such payment shall preclude any director from serving the corporation in any other capacity and receiving compensation therefor.

     3.13 PROCEDURE. At meetings of the board of directors, business shall be transacted in such order as the board of directors may determine. The board of directors shall keep regular minutes of its proceedings. The minutes shall be placed in the minute book of the corporation.



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     3.14 INTERESTED DIRECTORS AND OFFICERS.

          (a) VALIDITY. If Subsection (b) of this Section is satisfied, no contract or other transaction between the corporation and any of its directors or officers or any corporation, partnership, association, or other organization in which any of them have a financial interest or is otherwise directly or indirectly interested, shall be void or voidable solely because of this relationship or because of the presence of the director or officer at the meeting authorizing the contract or transaction, or his participation or vote in the meeting or authorization.

          (b) DISCLOSURE, APPROVAL; FAIRNESS. Subsection (a) shall apply only if:

               (i) the material facts of the relationship or interest of each such director or officer are known or disclosed:

                    (A) to the board of directors or applicable committee thereof and it nevertheless in good faith authorizes the contract or transaction by a majority of the disinterested directors present, even though such disinterested directors be less than a quorum; or

                    (B)  to the shareholders at a meeting of the
               shareholders and they nevertheless in good faith approve the contract or transaction by a majority of the shares present; or

               (ii) the contract or transaction is fair to the corporation as of the time it is authorized or ratified by the board of directors, the applicable committee thereof or the shareholders.

          (c) NON-EXCLUSIVE. This provision shall not be construed to invalidate a contract or transaction which would be valid in the absence of this provision.

     3.15 PRESUMPTION OF ASSENT. A director of the corporation who is present at any meeting of the board of directors or applicable committee thereof at which action on any matter is taken shall be


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presumed to have assented to the action unless his dissent shall be entered in the minutes of the meeting or unless he shall file his written dissent to such action with the person acting as secretary of the meeting before the adjournment thereof or shall forward any dissent by certified or registered mail to the secretary of the corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to a director who voted in favor of such action.


                                ARTICLE 4:  COMMITTEES

     4.01 DESIGNATION. The board of directors may, by resolution adopted by a majority of the whole board, designate one or more committees.

     4.02 NUMBER; QUALIFICATION; TERM. Each committee shall consist of one or more directors and may have one or more alternative members who may, subject to any limitations imposed by the board of directors, replace absent or disqualified members at any meeting of that committee. Each committee member shall serve as such until the earliest of (a) the expiration of his term as director, (b) his resignation as a committee member or director, or (c) his removal as a committee member or director.

     4.03 AUTHORITY. Each committee, to the extent provided in the resolution establishing such committee, shall have and may exercise any or all of the authority of the board of directors in the management of the business and affairs of the corporation. However, no committee shall have the authority of the board in reference to:

          (a) amending the articles of incorporation, except that a committee may, to the extent provided in the resolution designating the committees or in the articles of incorporation or the bylaws, exercise the authority vested in it in accordance with Article 2.13 of the Texas Business Corporations Act;

          (b)  approving a plan of merger or share exchange;

          (c) recommending to the shareholders the sale, lease or exchange of all or substantially all of the property and


                                          8
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     assets of the corporation otherwise than in the usual and regular course of its business;

          (d) recommending to the shareholders a voluntary dissolution of the corporation or a revocation thereof;

          (e) amending, altering, or repealing these bylaws or adopting new bylaws;

          (f) filling vacancies in or removing members of the board of directors or of any committee appointed by the board of directors;

          (g) filling any directorship to be filled by reason of an increase in the number of directors;

          (h)  electing or removing officers or members of any committee;

          (i)  fixing the compensation of any committee member;

          (j) altering or repealing any resolution of the board of directors which by its terms provides that it shall not be so amendable or repealable;

          (k)  declaring a distribution;

          (l)  issuing shares of the corporation; or

          (m) proposing a reduction of the stated capital of the corporation.

     4.04 CHANGE IN NUMBER. The number of members of any committee may be increased or decreased from time to time by resolution adopted by a majority of the whole board of directors.

     4.05 REMOVAL. Any member of a committee may be removed by the affirmative vote of a majority of the whole board of directors, whenever in its judgment the best interests of the corporation will be served thereby.

     4.06 VACANCIES. A vacancy occurring in a committee (by death, resignation, removal or otherwise) may be filled by the board of


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directors in the manner provided for original designations in Section 4.01 hereof.

     4.07 MEETINGS. The time, place and notice (if any) of committee meetings shall be determined by the committee.

     4.08 QUORUM; MAJORITY VOTE. At meetings of any committee, a majority of the number of members designated by the board of directors shall constitute a quorum for the transaction of business. The act of a majority of the members present at any meeting at which a quorum is present shall be the act of the committee, except as otherwise specifically provided by statute, the articles of incorporation or these bylaws. If a quorum is not present at a meeting of any committee, the members present may adjourn the meeting from time to time, without notice other than an announcement at the meeting, until a quorum is present.

     4.09 COMPENSATION. By resolution of the board of directors, the members of any committee may be paid their expenses, if any, of attendance at each meeting of the committee and may be paid a fixed sum for attendance at each meeting of the committee or a stated salary as a committee member. No such payment shall preclude any committee member from serving the corporation in any other capacity and receiving compensation therefor.

     4.10 PROCEDURE. Each committee shall keep regular minutes of its proceedings and report the same to the board of directors when required. The minutes of the proceedings of each committee shall be placed in the minute book of the corporation.

     4.11 RESPONSIBILITY. The designation of any committee and the delegation of authority to it shall not operate to relieve the board of directors, or any member thereof, of any responsibility imposed upon it or him by law.


                     ARTICLE 5:  PROVISIONS RELATING TO MEETINGS

     5.01 NOTICE OF MEETINGS. Whenever by statute, the articles of incorporation, these bylaws or otherwise, notice is required to be given to a director, committee member or shareholder, and no provision is made as to how the notice shall be given, it shall not be construed to mean personal notice, but any such notice may be given: (a) in writing, by mail, postage prepaid, addressed to the director, committee member or shareholder at the address appearing on the books of the corporation; or (b) in any other method permitted by law. Any notice required or permitted to be given by mail shall be deemed given at the time when the same is thus deposited in the United States mails.

     5.02 WAIVER OF NOTICE. Whenever by statute, the articles of incorporation, these bylaws or otherwise, notice is required to be given to a director, committee member or shareholder, a waiver thereof in writing signed by the person or persons entitled to such notice, whether before or after the time stated in such notice, shall be equivalent to the giving of such notice. Attendance at a meeting shall constitute a waiver of notice of such meeting, except where a person attends for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

     5.03 TELEPHONE AND SIMILAR MEETINGS. Shareholders, directors or committee members may participate in and hold a meeting by means of a conference telephone or similar communications equipment by means of which persons participating in the meeting can hear each other. Participation in such a meeting shall constitute presence in person at such meeting, except where a person participates in the meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

     5.04 ACTION WITHOUT MEETING. Any action which may be taken, or is required by law, the articles of incorporation or these bylaws to be taken, at a meeting of shareholders, directors or any committee members may be taken without notice and without a meeting if a consent in writing, setting forth the action so taken, shall be signed by (a) in the case of shareholders, either (i) all of the shareholders entitled to vote with respect to such action, or (ii) if the articles of incorporation so provide, by the holder or holders of shares having not less than the minimum number of votes that would be necessary to take such action at a meeting at which the holders of all shares entitled to vote on the action were present and voted, and (b) in the case of directors or committee members, all of such members of the board of directors or committee, as the case may be, entitled to vote with respect to the subject matter thereof. Such consent shall have the same force and effect, as of the date stated therein, as a unanimous vote of such shareholders, directors or committee members, as the case may be, and may be stated as such in any document filed with the Secretary of State of Texas or in any certificate or other document delivered to any person. The consent may be in one or more counterparts so long as each shareholder, director or committee member signs one of the counterparts. The signed consent shall be placed in the minute book of the corporation.


                           ARTICLE 6:  OFFICERS AND AGENTS

     6.01 NUMBER; QUALIFICATION; ELECTION; TERM.

          (a) The corporation shall have: (i) a president and a secretary; and (ii) such other officers (including a chairman of the board, one or more vice presidents and a treasurer) and such assistant officers and agents as the board of directors may, from time to time, deem necessary.

          (b)  Officers named in Subsection 6.01(a)(i) shall be elected by the board of directors on the expiration of an officer's term or whenever a
     vacancy exists.     Officers and agents named in Subsection 6.01(a)(ii) may
                         be elected by the board at any meeting.

          (c)  Any two or more offices may be held by the same person.

     6.02 REMOVAL. Any officer or agent may be removed by the board of directors whenever in its judgment the best interest of the corporation will be served thereby. Such removal shall be without prejudice to the contract rights, if any, of the person so removed. Election or appointment of an officer or agent shall not of itself create contract rights.

     6.03 VACANCIES. Any vacancy occurring in any office of the corporation (by death, resignation, removal or otherwise) may be filled by the board of directors.



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

     6.04 AUTHORITY. Officers and agents shall have such authority and perform such duties in the management of the corporation as are provided in these bylaws or as may be determined, from time to time, by resolution of the board of directors not inconsistent with these bylaws.

     6.05 COMPENSATION. The compensation of officers and agents shall be fixed from time to time by the board of directors; provided, that the board of directors may delegate to any one or more officers the authority to fix such compensation.

     6.06 CHAIRMAN OF THE BOARD. The chairman of the board of directors, if there shall be such an officer, shall, if present, preside at all meetings of the board of directors and exercise and perform such other powers and duties as may be from time to time assigned to him by the board of directors or prescribed by the bylaws.

     6.07 PRESIDENT. Unless and to the extent that such powers and duties are expressly delegated to a chairman of the board by the board of directors, the president shall be the chief executive officer of the corporation and, subject to the supervision of the board of directors, shall have general management and control of the business and affairs of the corporation in the ordinary course of its business with all such powers with respect to such general management and control as may be reasonably incident to such responsibilities, including, but not limited to, the power to employ, discharge, or suspend employees and agents of the corporation, to fix the compensation of employees and agents, and to suspend, with or without cause, any officer of the corporation pending final action by the board of directors with respect to continued suspension, removal, or reinstatement of such officer. Except as otherwise expressly delegated to the chairman of the board, the president shall preside at all meetings of the shareholders and board of directors.

     6.08 VICE PRESIDENTS. The vice presidents in the order of their seniority, unless otherwise determined by the board of directors, shall, in the absence or disability of the president, perform the duties and have the authority and exercise the powers of the president. They shall perform such other duties and have such other authority and powers as the board of directors may from time to time prescribe or as the president may from time to time delegate.



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

     6.09 SECRETARY.

          (a) The secretary shall attend all meetings of the board of directors and all meetings of the shareholders and record all votes, actions and the minutes of all proceedings in a book to be kept for that purpose and shall perform like duties for the executive and other committees when required.

          (b) He shall give, or cause to be given, notice of all meetings of the shareholders and special meetings of the board of directors.

          (c) He shall keep in safe custody the seal of the corporation and, when authorized by the board of directors or the executive committee, affix the same to any instrument requiring it. When so affixed, it shall be attested by his signature or by the signature of the treasurer or an assistant secretary.

          (d) He shall be under the supervision of the president. He shall perform such other duties and have such other authority and powers as the board of directors may from time to time prescribe or as the president may from time to time delegate.

     6.10 ASSISTANT SECRETARIES. The assistant secretaries in the order of their seniority, unless otherwise determined by the board of directors, shall, in the absence or disability of the secretary, perform the duties and have the authority and exercise the powers of the secretary. They shall perform such other duties and have such other powers as the board of directors may from time to time prescribe or as the president may from time to time delegate.

     6.11 TREASURER.

          (a) The treasurer shall have the custody of the corporate funds and securities, shall keep full and accurate accounts of receipts and disbursements of the corporation, and shall deposit all funds and other valuables in the name and to the credit of the corporation in depositories designated by the board of directors.



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

          (b) He shall disburse the funds of the corporation as ordered by the board of directors, and prepare financial statements as they direct.

          (c) If required by the board of directors, he shall give the corporation a bond (in such form, in such sum, and with such surety or sureties as shall be satisfactory to the board) for the faithful performance of the duties of his office and for the restoration to the corporation, in case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the corporation.

          (d) He shall perform such other duties and have such other authority and powers as the board of directors may from time to time prescribe or as the president may from time to time delegate.

     6.12 ASSISTANT TREASURERS. The assistant treasurers in the order of their seniority, unless otherwise determined by the board of directors, shall, in the absence or disability of the treasurer, perform the duties and have the authority and exercise the powers of the treasurer. They shall perform such other duties and have such other powers as the board of directors may from time to time prescribe or the president may from time to time delegate.


                      ARTICLE 7:  CERTIFICATES AND SHAREHOLDERS

     7.01 CERTIFICATED AND UNCERTIFICATED SHARES. The shares of the corporation may be either certificated shares or uncertificated shares. As used herein, the term "certificated shares" means shares represented by instruments in bearer or registered form, and the term "uncertificated shares" means shares not represented by instruments and the transfers of which are registered upon books maintained for that purpose by or on behalf of the corporation.

     7.02 CERTIFICATES FOR CERTIFICATED SHARES. The certificates representing certificated shares of stock of the corporation shall be in such form as shall be approved by the board of directors in conformity with law. The certificates shall be consecutively numbered, shall be entered as they are issued in the books of the corporation or in the records of the corporation's designated


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

transfer agent, if any, and shall state upon the face thereof: (a) that the corporation is organized under the laws of the State of Texas; (b) the name of the person to whom issued; (c) the number and class of shares and the designation of the series, if any, which such certificate represents; (d) the par value of each share represented by such certificate, or a statement that the shares are without par value; and (e) such other matters as may be required by law. The certificates shall be signed by the chairman of the board, president or any vice president, and by the secretary, an assistant secretary or any other officer and may be sealed with the seal of the corporation or a facsimile thereof. If any certificate is countersigned by a transfer agent or registered by a registrar, either of which is other than the corporation itself or an employee of the corporation, the signatures of the foregoing officers may be a facsimile.

     7.03 ISSUANCE. Shares (both treasury and authorized but unissued) may be issued for such consideration (not less than par value) and to such persons as the board of directors may determine from time to time. Shares may not be issued until the full amount of the consideration, fixed as provided by law, has been paid. After the issuance of uncertificated shares, the corporation or the transfer agent of the corporation shall send to the registered owner of such uncertificated shares a written notice containing the information required to be stated on certificates representing shares of stock as set forth in Section 7.02 above and such additional information as may be required by Section 8.408 of the Texas Uniform Commercial Code as currently in effect and as the same may be amended from time to time hereafter.

     7.04 PAYMENT FOR SHARES.

          (a) KIND. The consideration for the issuance of shares shall consist of money paid, labor done (including services actually performed for the corporation) or property (tangible or intangible) actually received. Neither promissory notes nor the promise of future services shall constitute payment or part payment for the issuance of shares.

          (b) VALUATION. In the absence of fraud in the transaction, the judgment of the board of directors as to the value of consideration received shall be conclusive.



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

     7.05 SUBSCRIPTIONS. Unless otherwise provided in the subscription agreement, subscriptions for shares, whether made before or after organization of the corporation, shall be paid in full at such time or in such installments and at such times as shall be determined by the board of directors. Any call made by the board of directors for payment on subscriptions shall be uniform as to all shares of the same class or as to all shares of the same series, as the case may be. In case of default in the payment on any installment or call when payment is due, the corporation may proceed to collect the amount due in the same manner as any debt due to the corporation.

     7.06 LOST, STOLEN OR DESTROYED CERTIFICATES. The corporation shall issue a new certificate in place of any certificate for shares previously issued if the registered owner of the certificate:

          (a) CLAIM. Makes proof in affidavit form that it has been lost, destroyed or wrongfully taken; and

          (b) TIMELY REQUEST. Requests the issuance of a new certificate before the corporation has notice that the certificate has been acquired by a purchaser for value in good faith and without notice of an adverse claim; and

          (c) BOND. Gives a bond in such form, and with such surety or sureties, with fixed or open penalty, as the corporation may direct, to indemnify the corporation (and its transfer agent and registrar, if any) against any claim that may be made on account of the alleged loss, destruction or theft of the certificate; and

          (d) OTHER REQUIREMENTS. Satisfies any other reasonable requirements imposed by the corporation.

     7.07 TRANSFER OF SHARES. Shares of stock and other securities of the corporation shall be transferable in accordance with the provisions of Chapter 8
- Investment Securities - of the Texas Business and Commerce Code.

     7.08 REGISTERED OWNER. The corporation may regard the person in whose name any shares issued by the corporation are registered in the corporation's share transfer records at any particular time as the owner of these shares at that time for purposes of voting


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

those shares, receiving distributions thereon or notices in respect thereof, transferring those shares, exercising rights of dissent with respect to those shares or for any other matters related to the shares.


                              ARTICLE 8: INDEMNIFICATION

     8.01 INDEMNIFICATION. The corporation shall indemnify any officer or director to the fullest extent permitted by law.

                            ARTICLE 9:  GENERAL PROVISIONS

     9.01 DISTRIBUTIONS AND SHARE DIVIDENDS.

          (a) DECLARATION AND PAYMENT. Subject to statute and the articles of incorporation, distributions and share dividends may be declared by the board of directors at any regular or special meeting, and paid by the corporation.

          (b) RECORD DATE. The board of directors may fix in advance a record date for the purpose of determining shareholders entitled to receive payment of any dividend, the record date to be not more than sixty (60) days prior to the payment date of such dividend, or the board of directors may close the stock transfer books for such purpose for a period of not more than sixty (60) days prior to the payment date of such dividend. In the absence of any action by the board of directors, the date upon which the board of directors adopts the resolution declaring the dividend shall be the record date.

     9.02 BOOKS AND RECORDS. The corporation shall keep correct and complete books and records of account, shall keep minutes of the proceedings of its shareholders and board of directors, and shall keep at its registered office or principal place of business, or at the office of its transfer agent or registrar, a record of its shareholders, giving the names and addresses of all shareholders and the number and class of the shares held by each.

     9.03 CHECKS AND NOTES. Checks, demands for money, and notes of the corporation shall be signed by officer(s) or other person(s) designated from time to time by the board of directors.



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

     9.04 FISCAL YEAR. The fiscal year of the corporation shall be fixed by resolution of the board of directors.

     9.05 SEAL. The board of directors shall determine the type of seal which may be necessary or appropriate for use by the corporation.

     9.06 RESIGNATION. A director, committee member, officer or agent may resign by so stating at any meeting of the board of directors or by giving written notice to the board of directors, the president or the secretary. The resignation shall take effect at the time specified in the statement at the board of directors meeting or in the written notice, or immediately if no time is specified, but in no event may the effective time of such resignation be prior to the time such statement is made or such notice is given. Unless it specifies otherwise, a resignation shall be effective without being accepted.

     9.07 AMENDMENT OF BYLAWS.

          (a) These bylaws may be altered, amended or repealed at any meeting of the board of directors at which a quorum is present, by the affirmative vote of a majority of the directors present at such meeting, provided notice of the proposed alteration, amendment or repeal is contained in the notice of the meeting.

          (b) These bylaws may also be altered, amended or repealed at any meeting of the shareholders at which a quorum is present or represented, by the affirmative vote of the holders of a majority of the shares present or represented at the meeting and entitled to vote thereat, provided notice of the proposed alteration, amendment or repeal is contained in the notice of the meeting.

     9.08 CONSTRUCTION. Whenever the context so requires, the masculine shall include the feminine and neuter, and the singular shall include the plural, and conversely. If any portion of these bylaws shall be invalid or inoperative, then, so far as is reasonable and possible:

          (a) The remainder of these bylaws shall be considered valid and operative, and



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

          (b) Effect shall be given to the intent manifested by the portion held invalid or inoperative.

     The undersigned, as secretary of the corporation, hereby certifies that the foregoing bylaws were adopted by the board of directors of the corporation as of March 31, 1993.




                              ___________________________________
                              Phyllis Farragut




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